Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shore Bancshares, Inc. (the "Company") of our report dated January 17, 2003 on the 2002 consolidated financial statements of the Company, which appears on page 43 of the 2002 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2002.



                                             /s/ Stegman & Company

Baltimore, Maryland
May 8, 2003